UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 18, 2013

Computer Vision Systems Laboratories, Corp.

(Exact name of registrant as specified in its charter)

Florida	Commission	45-4561241
(State or other jurisdiction	File No.: 00-52818	(IRS Employer
of incorporation or organization)		Identification No.)

2400 North Dallas Parkway, Suite 230, Plano, Texas 75093

(Address of principal executive offices and zip code)

(972) 398-7120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

The disclosure set forth in Item 5.02 of this Current Report on Form 8-K (this “Current Report”) is incorporated into this item by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2013 (the “Effective Date”), Computer Vision Systems Laboratories, Corp. (the “Company”) entered into an employment agreement with Tamala L. Longaberger (the “Agreement”), pursuant to which Ms. Longaberger will continue to serve as Chief Executive Officer of The Longaberger Company (“TLC”), a majority-owned subsidiary of the Company.

The Agreement contains an initial ten-year term and automatically renews for additional one-year periods, subject to earlier termination as set forth in the Agreement or notice of non-renewal, delivered within 30 days of the end of the then-applicable term, by the Company or Ms. Longaberger.  If the Company elects not to extend the initial term or any renewal term of the Agreement, that election constitutes termination without Good Cause (as defined below).  If Ms. Longaberger elects not to extend the Agreement during the initial term or any renewal term, that election constitutes termination by Ms. Longaberger without Good Reason (as defined below).

The Agreement defines “Good Cause” as: (1) any conviction of a felony, including any plea of guilty or no contest; (2) an act of fraud, embezzlement, theft, dishonesty, disloyalty, or moral turpitude relating to TLC; (3) a failure to comply with TLC’s “Code of Ethics and Business Conduct” policy; (4) failure to follow a direct, reasonable, and lawful order from TLC’s Board of Directors within the reasonable scope of Ms. Longaberger’s position, subject to a 30-day cure period; (5) material breach of any written policy or procedure of TLC; or (6) the failure to perform substantially any material duties, subject to a 30-day cure period.

“Good Reason” exists under the Agreement if, without Ms. Longaberger’s written consent, TLC: (1) reduces or decreases Ms. Longaberger’s base salary or incentive bonus opportunity level, unless such reduction or decrease is in connection with an across-the-board reduction or decrease in the base salaries or incentive bonus opportunity levels of all TLC’s other senior level executives; (2) reduces, decreases or diminishes the nature, status, or duties and responsibilities of Ms. Longaberger from those in effect on the Effective Date, and such reduction, decrease, or diminution is not reasonably related to or the result of an adverse change in Ms. Longaberger’s performance of assigned duties and responsibilities; (3) hires an executive senior to Ms. Longaberger; or (4) requires Ms. Longaberger to perform regularly her duties and responsibilities at, or relocate Ms. Longaberger’s principal place of employment to, a location more than 50 miles from Newark, Ohio.  Ms. Longaberger must notify TLC of the existence of an event or condition constituting Good Reason within 90 days of the initial existence of the event or condition, subject to a 30-day cure period.

The Agreement terminates automatically upon Ms. Longaberger’s death or disability.  In such event, Ms. Longaberger (or as applicable, her designated beneficiary or personal representative or estate) will be entitled to receive earned and unpaid base salary, unreimbursed business expenses, and certain other specified benefits due through the date of termination, and any life insurance, disability insurance, or retirement plan benefits due under the terms of the applicable policies or plans.

TLC may, upon written notice to Ms. Longaberger, immediately terminate the Agreement at any time for Good Cause, in which case Ms. Longaberger will be entitled to receive earned and unpaid base salary, unreimbursed business expenses, and certain other specified benefits due through the date of such termination, and no other benefits.

TLC may, upon 15 days’ written notice, terminate the Agreement without Good Cause, and Ms. Longaberger may, upon 30 days’ written notice, terminate the Agreement for Good Reason.  In either such event, subject to her execution of a release of claims, Ms. Longaberger will be entitled to receive: (1) earned and unpaid base salary, unreimbursed business expenses, and certain other specified benefits due through the date of such termination; (2) one and one-half times the aggregate of Ms. Longaberger’s base salary plus an incentive bonus at the target rate in effect as of the date of such termination, payable in 39 equal monthly installments; (3) any incentive bonus for the fiscal year in which such termination occurs pro-rated through the date of such termination, provided, however, Ms. Longaberger will not receive any portion of an incentive bonus unless the Company’s Board of Directors (the “Board”) determines that Ms. Longaberger would have been entitled to receive such incentive bonus for the fiscal year in which such termination occurred; (4) continuation of the medical and dental benefits for a period of 18 months from the date of such termination, with TLC paying such portions of the applicable premiums as it would have paid had Ms. Longaberger continued to be a full-time active employee of TLC for such period; and (5) payment of outplacement services for 12 months, subject to a $15,000 cap.

Ms. Longaberger may, upon 15 days’ written notice to TLC, terminate the Agreement without Good Reason.  At TLC’s request, Ms. Longaberger will continue to work exclusively for TLC during such 15 day period.  Upon termination, Ms. Longaberger will be entitled to receive earned and unpaid base salary, unreimbursed business expenses, and certain other specified benefits due through the date of such termination.

Upon a termination event, TLC will pay monies owed to Ms. Longaberger (or as applicable, her designated beneficiary or personal representative or estate) for earned and unpaid base salary, unreimbursed business expenses, and certain other specified accrued benefits, in a lump sum on TLC’s next regular payday after the date of termination, subject to required withholdings.  TLC’s payment of the other termination amounts is conditioned on Ms. Longaberger’s execution of a release of claims.

Ms. Longaberger is eligible to participate in the benefit plans TLC provides to its senior executives.  Premiums incurred in connection with Ms. Longaberger’s participation in such benefits will be borne by TLC and Ms. Longaberger in accordance with TLC’s normal policies.  The Agreement provides Ms. Longaberger with eight weeks of paid vacation each year, which, if not taken, does not carry over to subsequent years.  Upon termination of her employment for any reason, any unused vacation days are forfeited.  Ms. Longaberger is entitled to a vehicle allowance and reimbursement for her business expenses in accordance with TLC’s standard policies.  Ms. Longaberger’s initial base salary is $850,000, subject to adjustment by the Board, and she is entitled to an incentive bonus based on, among other things, TLC’s operating results for and Ms. Longaberger’s performance during each fiscal year.  The incentive bonus is a percentage of Ms. Longaberger’s base salary, and her target bonus is 50% of her base salary, subject to adjustment by the Board.

Ms. Longaberger’s compensation and benefits under the Agreement cease, as applicable, upon the later of (1) the termination date of the then-applicable term of the Agreement, (2) the expiration date of coverage under the terms of the applicable plan document, or (3) the expiration date of coverage for such benefits by TLC upon certain events described in the Agreement, such as death or disability.

If the Company adopts a stock option, equity, or other benefit plan for its and its subsidiaries’ executives, the Agreement entitles Ms. Longaberger to receive annual equity awards.  Awards vest 25% on each anniversary of the Effective Date.  The grants are forfeited if Ms. Longaberger is terminated for Good Cause or voluntarily resigns (but the vested portion will not be forfeited if she is terminated without Good Cause or resigns for Good Reason before the fourth anniversary of the Effective Date).  The vesting of the grant accelerates upon the occurrence of a change of control, as defined in any equity plan or award.  Ms. Longaberger’s equity awards will be in the form of “restricted stock” granted at fair market value (as determined by the Board) on the date of grant or a non-qualified stock option with an exercise price per share equal to the fair market thereof (as determined by the Board) on the date of grant.

Under the Agreement, for the longer of three years following termination or five years from March 15, 2013, Ms. Longaberger may not be employed by, consult for, or otherwise act on behalf of any business that competes with TLC.  In addition, for two years following her employment with TLC, Ms. Longaberger may not solicit any employees to cease employment with TLC or any subsidiary or successor.

If Ms. Longaberger breaches the restrictive covenants in the Agreement, (1) her restricted stock awards are forfeited, (2) TLC has no obligation to make any further payments to Ms. Longaberger of any nature, and (3) TLC will be entitled to receive the return of any payments that were made to her in the previous 12 months, as well as the value of any restricted stock awards that may have vested during the past 12 months from the date of her termination to the date on which a court or arbitration panel held or found the non-compete to have been violated, as set forth in the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report and the Agreement contain forward-looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in the Current Report and the Agreement, including statements regarding future events, our future financial performance, business strategy, and acquisitions strategy, and our plans and objectives for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements only are expectations and involve known and unknown risks, uncertainties, and other factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2011 and in our Form 8-K filed on October 1, 2012 as subsequently amended on December 28, 2012, and those discussed in other documents we file with the Securities and Exchange Commission, which may cause our actual results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements to differ materially from expectations.  Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements after the filing of this Current Report to conform our statements to actual results or changed expectations.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Employment Agreement, dated March 18, 2013, by and between Computer Vision Systems Laboratories, Corp. and Tamala L. Longaberger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Computer Vision Systems Laboratories, Corp.

Date: March 22, 2013	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated March 18, 2013, by and between Computer Vision Systems Laboratories, Corp. and Tamala L. Longaberger.